UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2009

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants

Effective August 21, 2009, KEMET Corporation (“KEMET” and the “Company”) dismissed KPMG LLP (“KPMG”) as independent registered public accounting firm of KEMET and certain of its subsidiaries, and Deloitte & Touche S.p.A. (“Deloitte”) as independent registered public accounting firm of Arcotronics Italia S.p.A. and its direct subsidiaries (“Arcotronics”).  (Arcotronics Italia S.p.A. is a wholly-owned subsidiary of KEMET Electronics Corporation, which is a wholly-owned subsidiary of KEMET.)  KEMET has engaged Ernst & Young LLP (“EY”) as the independent registered public accounting firm for KEMET and all of its subsidiaries, including Arcotronics and its direct subsidiaries, for the fiscal year ending March 31, 2010.  The decision to dismiss KPMG and Deloitte was made by the Audit Committee of the Board of Directors, in accordance with the Charter of the Audit Committee.  The Board of Directors of the Company also approved the changes in independent registered public accounting firms.

The audit reports of KPMG on KEMET’s consolidated financial statements as of and for the years ended March 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of KEMET and subsidiaries as of and for the years ended March 31, 2009 and 2008, contained a separate paragraph stating that “the Company has experienced a decline in net sales, profitability and liquidity during the year ended March 31, 2009.  As discussed further in Note 2, the Company currently forecasts that it will meet the financial covenants required by its debt agreements with lenders at each of the measurement dates during fiscal year 2010.  Given the degree of uncertainty with respect to the near-term outlook for the global economy and the possible effects on the Company’s operations, there is significant uncertainty as to whether the Company’s forecasts will be achieved.  Furthermore, the Company currently anticipates that it will continue to experience severe pressure on its liquidity during fiscal year 2010.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

KPMG’s audit reports for the years ended March 31, 2009 and 2008 excluded the audit of Arcotronics which statements reflected total assets constituting approximately 20 percent and 28 percent, and total net sales constituting approximately 19 percent and 10 percent in 2009 and 2008, respectively, of the related consolidated totals.

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of March 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that KEMET did not maintain effective internal control over financial reporting as of March 31, 2008 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to policies ensuring the involvement of personnel with sufficient U.S. generally accepted accounting principles expertise at foreign subsidiaries has been identified and included in management’s assessment.

During the two fiscal years ended March 31, 2009, and the subsequent interim period through August 21, 2009, there were no (1) disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with their opinion or (2) reportable events, except that as of March 31, 2008 KPMG advised KEMET of the material weakness described in the preceding paragraph.

The Company has provided KPMG with the above disclosure and requested KPMG to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 26, 2009 is filed as Exhibit 16.1 to this Form 8-K.

The reports of Deloitte on Arcotronics’ financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte’s report on Arcotronics’ financial statements for the year ended March 31, 2009 contained an explanatory paragraph indicating that substantial doubt exists about Arcotronics’ ability to continue as a going concern.

In connection with the audits of Arcotronics’ financial statements for each of the two fiscal years ended March 31, 2009 and March 31, 2008, and in the subsequent interim period through August 21, 2009, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the matter in their report. KEMET has provided Deloitte with a copy of the above disclosure and requested Deloitte to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 26, 2009 is filed as Exhibit 16.2 to this Form 8-K.

During the years ended March 31, 2009 and 2008 and through the date of this Form 8-K, neither KEMET nor Arcotronics nor anyone acting on their behalf consulted EY with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on KEMET’s or Arcotronics’ consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from KPMG LLP, dated August 26, 2009, regarding the change in certifying accountant.

16.2	Letter from Deloitte & Touche S.p.A., dated August 26, 2009, regarding the change in certifying accountant.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2009	KEMET Corporation

_/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer